SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 28, 2005

METRO ONE TELECOMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

11220 Murray Scholls Place
Beaverton, Oregon  97007
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On December 28, 2005, the board of directors of Metro One Telecommunications, Inc. (the “Company”) approved the Metro One Telecommunications, Inc. Retention Plan (the “Plan”) to provide certain employees of the Company who possess specialized knowledge critical to the Company’s business, including executive officers, with an incentive to remain in the employment of the Company.  Under the Plan, participants shall be entitled to retention payments in an amount up to three weeks base pay per year of service at the employee’s current rate, with a minimum payment of 26 weeks base pay at the employee’s current rate.  Exceptions to the amount may be made by the board of directors at the recommendation of the Chief Executive Officer (“CEO”).  For an eligible employee to participate in the Plan, the eligible employee and the CEO will need to execute a written retention agreement containing the eligibility criteria and terms of payment (the “Retention Agreement”).

The participants under the Plan will be selected by the board of directors or its designee based on any or all of the following factors: position held, skills, and/or relative importance of skills to required tasks.  A participant will generally be entitled, subject to the satisfaction of certain conditions such as satisfactory job performance, to 25% of the total retention payment the first regular pay day after the Retention Agreement is signed; an additional 25% half-way through the retention period, as determined by the board of directors or its designee based on certain circumstances or conditions; and the remaining 50% at the end of the retention period.  If employment ends during the retention period due to employee’s resignation or termination for Cause (as defined in the Retention Agreement), no retention payment will be paid.  If the Company terminates the employee’s employment without Cause, or the employee terminates his or her employment for Good Reason (as defined in the Retention Agreement) prior to the end of the retention period, the remaining amount of the retention payment will be paid.

The above summary is qualified in its entirety by reference to the Plan and form of Retention Agreement thereunder, copies of which are attached to this Form 8-K as Exhibit 10.1.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description

10.1	Metro One Telecommunications, Inc. Retention Plan and form of Retention Agreement thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2006		METRO ONE TELECOMMUNICATIONS, INC.

	By:	/s/ Duane C. Fromhart
Duane C. Fromhart
Chief Financial Officer